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                                                                    Exhibit 3.23

STATE OF NEW YORK   )
                    ) ss.:
COUNTY OF NEW YORK  )

          On this 20th day of September 1994, before me personally appeared Karen S. Lieberstein, to me known and known to me to be the person described in and who executed the foregoing Articles of Incorporation, and who acknowledged to me that he executed the same freely and voluntarily and for the uses and purposes therein mentioned.

          WITNESS my hand and official seal, the day and year first above written.

                                        /s/ Janet G. Bracco
                                        ----------------------------------------
                                        Notary Public

(Notarial Seal)                         [SEAL]

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                            ARTICLES OF INCORPORATION

                                       OF

                              MEDIA LICENSING, INC.

          I, the person hereinafter named as incorporator, for the purpose of associating to establish a corporation, under the provisions and subject to the requirements of Title 7, Chapter 78 of Nevada Revised Statutes, and the acts amendatory thereof, and hereinafter sometimes referred to as the General Corporation Law of the State of Nevada, do hereby adopt and make the following Articles of Incorporation:

          FIRST: The name of the corporation (hereinafter called the "Corporation") is MEDIA LICENSING, INC.

          SECOND: The name of the Corporation's resident agent in the State of Nevada is The Prentice-Hall Corporation System, Nevada, Inc., and the street address of the said resident agent where process may be served on the Corporation is 502 East John Street, Carson City 89706. The mailing address and the street address of the said resident agent are identical.

          THIRD: The number of shares the Corporation is authorized to issue is 200, all of which are of a par value of $1.00 each. All of said shares are of one class and are designated as Common Stock.

          FOURTH: No holder of any of the shares of any class of the Corporation shall be entitled as of right to subscribe for, purchase, or otherwise acquire any shares of any class of the Corporation which the Corporation proposes to issue or any rights or options which the Corporation proposes to grant for the purchase of shares of any class of the Corporation or for the purchase of any shares, bonds, securities, or obligations of the Corporation which are convertible into or exchangeable for, or which carry any rights, to subscribe for, purchase, or otherwise acquire shares of any class of the Corporation; and any and all of such shares, bonds, securities, or obligations of the Corporation, whether now or hereafter authorized or created, may be issued, or may be reissued or transferred if the same have been reacquired and have treasury status, and any and all of such rights and options may be granted by the Board of Directors to such persons, firms, corporations, and associations, and for such lawful consideration, and on such terms, as the Board of Directors in its discretion may determine, without first offering the same, or any thereof, to any said holder.

          FIFTH: The governing board of the Corporation shall be styled as a "Board of Directors", and any member of said Board shall be styled as a "Director."

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          The number of members constituting the first Board of Directors of the
Corporation is three; and the name and the post office box or street address, either residence or business, of each of said members are as follows:

          NAME                      ADDRESS
          ----                      --------

          J. Roger Faherty          536 Broadway, 7th Floor
                                    New York, NY 10012

          Mark Graff                536 Broadway, 7th Floor
                                    New York, NY 10012

          Leland H. Nolan           536 Broadway, 7th Floor
                                    New York, NY 10012

          The number of directors of the Corporation may be increased or decreased in the manner provided in the Bylaws of the Corporation; provided, that the number of directors shall never be less than one. In the interim between elections of directors by stockholders entitled to vote, all vacancies, including vacancies caused by an increase in the number of directors and including vacancies resulting from the removal of directors by the stockholders entitled to vote which are not filled by said stockholders, may be filled by the remaining directors, though less than a quorum.

          SIXTH: The name and the post office box or street address, either residence or business, of the incorporator signing these Articles of Incorporation are as follows:

          NAME                      ADDRESS
          ----                      -------
          Karen S. Lieberstein      c/o Dornbush Mensch
                                    Mandelstam & Schaeffer
                                    747 Third Avenue
                                    New York, NY 10017

          SEVENTH: The Corporation shall have perpetual existence.

          EIGHTH: The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by the General Corporation Law of the State of Nevada, as the same may be amended and supplemented.

          NINTH: The Corporation shall to the fullest extent permitted by the General Corporation Law of the State of Nevada, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said Law from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said Law, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding

                                        2
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such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

          TENTH: The nature of the business of the Corporation and the objects or the purposes to be transacted, promoted, or carried on by it are as follows, provided that the Corporation may engage in any other lawful activity:

          To license motion pictures and other programming, both domestically and internationally, to cable television systems and other delivery systems for distribution via satellite, video dial tone and other means of transmission currently existing or to be developed.

          The foregoing provisions of this Article TENTH shall be construed both as purposes and powers and each as an independent purpose and power. The foregoing enumeration of specific purposes and powers shall not be held to limit or restrict in any manner the purposes and powers of the Corporation, and the purposes and powers herein specified shall, except when otherwise provided in this Article TENTH, be in no wise limited or restricted by reference to, or inference from, the terms of any provision of this or any other Article of these Articles of Incorporation; provided, that the Corporation shall not carry on any business or exercise any power in any state, territory, or country which under the laws thereof the Corporation may not lawfully carry on or exercise.

          ELEVENTH: The Corporation reserves the right to amend, alter, change, or repeal any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

          IN WITNESS WHEREOF, I do hereby execute theses Articles of Incorporation on September 20, 1994.

                                        /s/ Karen S. Lieberstein
                                        ----------------------------------------
                                        Karen S. Lieberstein
                                        Legal Assistant

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              CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

                              MEDIA LICENSING, INC.

We the undersigned, Seven Saril and Daniel J. Barsky, the President and Secretary of Media Licensing, Inc., do hereby certify:

          That the Board of Directors of said corporation at a meeting duly convened, held on the 2nd day of November 1996, adopted a resolution to amend the original articles as follows:

          Article 1 is hereby amended to read as follows:

          The name of the corporation (hereinafter called the "Corporation") is SPICE PRODUCTIONS, INC.

          The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 100; that the said change(s) and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

                                        /s/ Steven Saril
                                        ----------------------------------------
                                        Steven Saril, President


                                        /s/ Daniel J. Barsky
                                        ----------------------------------------
                                        Daniel J. Barsky, Secretary

State of New York
                     ss
County of New York

          On November 26, 1996, personally appeared before me, a Notary Public, Steven Saril and Daniel J. Barsky, who acknowledge that they executed the above instrument.

                                        /s/ Mary Lou Ventrelli
                                        ----------------------------------------
                                                     Notary Public

                                     [SEAL]